                                                                    EXHIBIT 20.3

                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2



================================================================================================================
TOTAL TRUST PERFORMANCE               MARCH 1997               APRIL 1997                MAY 1997
================================================================================================================
TOTAL ENDING BALANCE:               3,616,176,858             3,630,758,796             3,571,794,158
ENDING PRINCIPAL BALANCE:           3,562,347,283(1)          3,572,287,282             3,502,994,002
ENDING NON-PRINCIPAL BALANCE:          53,829,575                58,471,514                68,800,156

INVESTOR PERCENTAGE:                       43.56%                    41.51%                    41.40%

YIELD:                                 49,566,693     17.52%     46,456,615    15.65%      50,192,050     16.86%

CHARGE-OFFS:                          (20,526,623)    -7.26%    (22,155,757)   -7.46%     (22,100,341)    -7.42%

NET YIELD: (YIELD - C/O)                              10.27%                    8.19%                      9.44%

================================================================================================================
SERIES 1996-1                         MARCH 1997                   APRIL                   MAY 1997
================================================================================================================

 Month-End Investor Balance         1,115,151,821             1,115,151,821             1,115,151,821
 Investor Percentage                       32.85%                    31.30%                    31.22%
                                                     -------                 --------                  ---------
 THREE-MONTH-AVG EXCESS SERVICING                      3.02%                    3.15%                      3.56%
                                                     -------                 --------                  ---------

Yield:                                 16,282,613     17.52%     14,542,709    15.65%      15,668,324     16.86%

 Charge-Offs                           (6,742,977)    -7.26%     (6,935,605)   -7.46%      (6,899,007)    -7.42%
 Certificate Interest                  (4,963,051)    -5.34%     (5,338,992)   -5.75%      (5,683,192)    -6.12%
 Servicing Fee                                  0      0.00%              0     0.00%               0      0.00%

EXCESS SERVICING:                       4,576,586      4.92%      2,268,112     2.44%       3,086,125      3.32%
================================================================================================================
SERIES 1996-2                         MARCH 1997                   APRIL                   MAY 1997
================================================================================================================

 Month-End Investor Balance           363,636,975               363,636,975               363,636,975
 Investor Percentage                        10.71%                   10.21%                    10.18%
                                                   ---------                 --------                  ---------
 THREE-MONTH-AVG EXCESS SERVICING                      3.14%                    3.07%                      3.60%
                                                   ---------                 --------                  ---------

Yield:                                  5,309,555     17.52%      4,742,194    15.65%       5,109,243     16.86%

 Charge-Offs                           (2,198,800)    -7.26%     (2,261,613)   -7.46%      (2,249,679)    -7.42%
 Certificate Interest                  (1,769,691)    -5.84%     (1,652,508)   -5.45%      (1,758,383)    -5.80%
 Servicing Fee                                  0      0.00%              0     0.00%               0      0.00%

EXCESS SERVICING:                       1,341,065      4.43%        828,073     2.73%       1,101,181      3.63%
================================================================================================================

======================================================================================================================
TOTAL TRUST PERFORMANCE               JUNE 1997                    JULY 1997                  AUGUST 1997
======================================================================================================================
TOTAL ENDING BALANCE:               3,546,462,829                3,493,603,727               3,427,061,008
ENDING PRINCIPAL BALANCE:           3,464,222,138                3,402,265,057               3,327,943,448
ENDING NON-PRINCIPAL BALANCE:          82,240,692                   91,338,670                  99,117,560

INVESTOR PERCENTAGE:                       42.21%                       42.69%                      43.46%

YIELD:                                 46,921,179     16.07%        52,627,342     18.23%       53,629,788      18.92%

CHARGE-OFFS:                          (22,983,587)    -7.87%       (21,792,948)    -7.55%      (21,387,467)     -7.54%

NET YIELD: (YIELD - C/O)                               8.20%                       10.68%                       11.37%

======================================================================================================================
SERIES 1996-1                          JUNE 1997                   JULY 1997                  AUGUST 1997
======================================================================================================================

 Month-End Investor Balance         1,115,151,821                1,115,151,821               1,115,151,821
 Investor Percentage                       31.83%                       32.19%                      32.78%
                                                   ---------                    ---------                    ---------
 THREE-MONTH-AVG EXCESS SERVICING                      2.81%                        2.93%                        3.00%
                                                   ---------                    ---------                    ---------

Yield:                                 14,937,005     16.07%        16,940,426     18.23%       17,578,100      18.92%

 Charge-Offs                           (7,316,652)    -7.87%        (7,015,268)    -7.55%       (7,010,116)     -7.54%
 Certificate Interest                  (5,135,926)    -5.53%        (5,470,587)    -5.89%       (5,432,135)     -5.85%
 Servicing Fee                                  0      0.00%        (1,858,586)    -2.00%       (1,858,586)     -2.00%

EXCESS SERVICING:                       2,484,427      2.67%         2,595,985      2.79%        3,277,263       3.53%
======================================================================================================================
SERIES 1996-2                         JUNE 1997                    JULY 1997                   AUGUST 1997
======================================================================================================================

 Month-End Investor Balance           363,636,975                  363,636,975                 363,636,975
 Investor Percentage                       10.38%                       10.50%                      10.69%
                                                   ---------                    ---------                    ---------
 THREE-MONTH-AVG EXCESS SERVICING                      2.92%                        3.05%                        2.93%
                                                   ---------                    ---------                    ---------

Yield:                                  4,870,769     16.07%         5,524,855     18.23%        5,736,107      18.93%

 Charge-Offs                           (2,385,868)    -7.87%        (2,287,591)    -7.55%       (2,285,911)     -7.54%
 Certificate Interest                  (1,755,333)    -5.79%        (1,691,985)    -5.58%       (1,850,767)     -6.11%
 Servicing Fee                                  0      0.00%          (606,062)    -2.00%         (606,062)     -2.00%

EXCESS SERVICING:                         729,568      2.41%           939,218      3.10%          993,368       3.28%
======================================================================================================================

Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

1) A weighted Average principal balance was used due to an account addition on March 12, 1997.

** MARCH THROUGH JUNE REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBERS ONE AND TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT.